UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

GENESIS ENERGY, L.P.
(Exact name of registrant as specified in its charter)

Delaware                                       1-12295                                     76-0513049
                          (State of                                          (Commission                       (I.R.S. Employer Identification No.)
                                                                                                                                   incorporation or organization)                           File Number)

919 Milam, Suite 2100, Houston, Texas                                                                                                   77002
(Address of principal executive offices)                                                                                               (Zip Code)

(713) 860-2500

(Registrant's telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:
Name of Each Exchange
Title of Each Class                                                    on Which Each Class is to be Registered

Common Units representing limited partner interests                                             New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities registered pursuant to Section 12(g) of the Act:
NONE

Item 1.  Description of Registrant’s Securities to be Registered.

This statement relates to the registration of common units (the “Common Units”) of Genesis Energy, L.P., a Delaware limited partnership (“Genesis”), on the New York Stock Exchange (“NYSE”).  Such units are presently listed for trading on the NYSE AMEX LLC (“AMEX”).  Upon the commencement of trading of the Common Units on the NYSE, Genesis intends to withdraw its inclusion of the Common Units on AMEX.

A description of the Common Units is included in Amendment 2 to Form S-3 filed with the Securities and Exchange Commission (“SEC”) on August 4, 2010, under “Description of our Equity Securities”.  As of September 13, 2010, there were 39,585,692 Common Units issued and outstanding.

Item 2.  Exhibits.

99        Press release issued by Genesis Energy, L.P. dated September 13, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENESIS ENERGY, L.P.
(A Delaware Limited Partnership)

By:        GENESIS ENERGY, L.L.C., as
General Partner

Date:  September 13, 2010                                                                                                                                                                                       By:         /s/ Robert V. Deere
                                                                        Robert V. Deere
                                                                       Chief Financial Officer